CERTIFICATIONS

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Reynolds Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Reynolds Funds, Inc. for the year ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Reynolds Funds, Inc. for the stated period.

/s/Frederick L. Reynolds Frederick L. Reynolds President and Treasurer Reynolds Funds, Inc.
Dated: November 28, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Reynolds Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.